Exhibit 99.1
Silver Triangle Building
25505 West Twelve Mile Road, Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com
NEWS RELEASE
FOR IMMEDIATE RELEASE
Date: February 28, 2011
Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com
NASDAQ: CACC
CREDIT ACCEPTANCE ANNOUNCES PROPOSED
$100 MILLION SENIOR SECURED NOTES OFFERING
Southfield, Michigan — February 28, 2011 — Credit Acceptance Corporation (referred to as the “Company,” “we,” “our,” or “us”) announced today that it plans to offer $100 million of its 9.125% first priority senior secured notes due 2017 (the “notes”). The notes will constitute additional securities under an existing indenture (the “indenture”) pursuant to which the Company issued $250 million of its 9.125% first priority senior secured notes due 2017 (the “existing notes”) on February 1, 2010. The notes will have the same terms as the existing notes, other than issue price and issue date, and, together with the existing notes and any further 9.125% senior secured notes due 2017 that may be issued under the indenture, will be treated as a single class under the indenture. The notes will be guaranteed by certain of the Company’s subsidiaries on a first priority senior secured basis.
We intend to use the net proceeds from the offering to fund, in part, the purchase of shares of our common stock in the tender offer announced February 9, 2011 and the payment of fees and expenses relating to the tender offer. The closing of the offering will not be conditioned on consummation of the tender offer. In the event that the net proceeds from the offering of the notes exceed the amount required to purchase shares of our common stock in the tender offer and to pay related fees and expenses, which could occur if the tender offer is not consummated for any reason or if the number of shares properly tendered and not properly withdrawn in the tender offer is sufficiently small, we intend to use that excess for general corporate purposes, which may include repayment of debt, expansion of our operations, share repurchases or other uses. In accordance with the terms of our revolving credit facility, we will initially apply the net proceeds from the offering, pending their application as described above, to repay borrowings (without reducing the lenders’ commitments thereunder) under our revolving credit facility with a commercial bank syndicate, to the extent of such borrowings.
The notes will be offered only in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Cautionary Statement Regarding Forward-Looking Information
Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target” and those regarding our future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which include statements concerning completion of the offering of the notes and application of net proceeds therefrom, represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.